Exhibit 99.1

Investor Contact:	Cori Lin, Crocs, Inc.
(303) 848-5053
clin@crocs.com

PR Contact:	Melissa Layton, Crocs, Inc.
(303) 848-7885
mlayton@crocs.com

Crocs, Inc. Guides Accelerated 2021 Revenue Growth of 20% to 25%
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BROOMFIELD, COLORADO — January 11, 2021 — Crocs, Inc. (NASDAQ: CROX), a world leader in innovative casual footwear for women, men, and children, today raised its 2020 revenue guidance and expects accelerated full year 2021 revenue growth of 20% to 25%.

“Amidst a global pandemic in 2020, we will deliver the strongest revenue in Crocs’ history,” said Andrew Rees, Chief Executive Officer. “Our brand momentum is exceptional, and we anticipate another record year in 2021. We remain focused on continuing to deliver sustainable, profitable growth for years to come.”

Revenue Outlook

We expect:
•Fourth quarter 2020 revenue to increase approximately 55% to be between $407 and $410 million. This is up from the previous guidance range of 20% to 30% growth.
•Full year 2020 revenue to grow over 12%, up from recent guidance of approximately 5% to 7% growth.
•Record revenue between $1,381 and $1,384 million for 2020.
•Accelerated full year 2021 revenue growth of 20% to 25% compared to 2020.

ICR 2021 Conference

We will present at the ICR 2021 Conference today at 9:30 am ET. A live broadcast of our presentation may be accessed on the Investor Relations section of the Crocs website, investors.crocs.com, and will remain available until April 11, 2021.

About Crocs, Inc.:

Crocs, Inc. (Nasdaq: CROX) is a world leader in innovative casual footwear for women, men, and children, combining comfort and style with a value that consumers know and love. The vast majority of shoes within Crocs’ collection contains Croslite™ material, a proprietary, molded footwear technology, delivering extraordinary comfort with each step.

In 2020, Crocs declares that expressing yourself and being comfortable are not mutually exclusive. To learn more about Crocs or our global Come As You Are™ campaign, please visit www.crocs.com or follow @Crocs on Facebook, Instagram, and Twitter.

Forward Looking Statements:

This press release includes estimates, projections, and statements relating to our business plans, objectives, and expected operating results that are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933, and Section 21E of the Securities Exchange Act of 1934. These statements include, but are not limited to, statements regarding our revenue expectations and profit outlook. These statements involve known and unknown risks, uncertainties, and other factors, which may cause our actual results, performance, or achievements to be materially different from any future results, performances, or achievements expressed or implied by the forward-looking statements. These risks and uncertainties include, but are not limited to, the following: the COVID-19 pandemic and related government, private sector, and individual consumer responsive actions; current global financial conditions, including economic impacts resulting from the COVID-19 pandemic; the effect of competition in our industry; our ability to effectively manage our future growth or declines in revenues; changing consumer preferences; our ability to maintain and expand revenues and gross margin; our ability to accurately forecast consumer demand for our products; our ability to successfully implement our strategic plans; our ability to develop and sell new products; our ability to obtain and protect intellectual property rights; the effect of potential adverse currency exchange rate fluctuations and other international operating risks; and other factors described in our most recent Annual Report on Form 10-K under the heading “Risk Factors” and our subsequent filings with the Securities and Exchange Commission. Readers are encouraged to review that section and all other disclosures appearing in our filings with the Securities and Exchange Commission.

All information in this document speak only as of the date of this press release. We do not undertake any obligation to update publicly any forward-looking statements.

Category:Investors
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